Exhibit 22

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

:
In re:	:	Chapter 11
:
PLIANT CORPORATION,et al.,	:	Case No. 06-10001 (MFW)
:
Debtors.	:	Jointly Administered
:
:

AFFIDAVIT OF DIANE STREANY CERTIFYING THE BALLOTS

ACCEPTING OR REJECTING THE DEBTORS’

SECOND AMENDED JOINT PLAN

OF REORGANIZATION DATED APRIL 18, 2006

STATE OF NEW YORK	)
) SS:
COUNTY OF NEW YORK	)

I, Diane Streany, being duly sworn according to law, depose and say:

1.     I am over the age of eighteen years and I am not individually a party to this action.  I have personal knowledge of the facts set forth herein and could competently testify if called upon to do so.

2.     I am employed by Bankruptcy Services LLC (“BSI”), located at 757 Third Avenue, 3rd Floor, New York, New York 10017.  Pliant Corporation, et al. (the “Debtors”), retained BSI as their Claims, Noticing and Balloting Agent (the “Claims Agent”) pursuant to an order of the Court dated January 4, 2006.

3.     As the Claims Agent in these cases, BSI maintains the official claims register that reflects all filed claims and all claims listed in the Debtors’ Schedules of Assets and Liabilities, (together, the “Claims”) as filed with the Court.  Using this information, as supplemented by information provided by the Debtor, BSI created a voting database using the names and addresses of those claimants listed in the official claims register.  BSI created ballot labels and mailing labels for use in mailing the ballots and solicitation materials related to the Debtors’ Second Amended Joint Plan of Reorganization (the “Plan”).

4.     Pursuant to the Order Approving the Disclosure Statement and (I) Establishing Procedures for Solicitation and Tabulation of Votes to Accept or Reject the Debtors’ Joint Plan of Reorganization Including (A) Fixing the Voting Record Date, (B) Approving Solicitation Packages and Procedures for Distribution Thereof, (C) Approving Forms of Ballots and Establishing Procedures for Voting on the Debtors’ Joint Plan of Reorganization; (II) Scheduling a Hearing and Establishing Notice and Objection Procedures in Respect of Confirmation of the Debtors’ Joint Plan of Reorganization; and (III) Granting Related Relief (the “Approval Order”), all parties entitled to vote on the Plan were directed to return their ballots to BSI by 4:00 p.m. Eastern Time on May 22, 2006 (the “Voting Deadline”).

5.     BSI received and tabulated the ballots accepting or rejecting the Plan.  I am the custodian of the records maintained by BSI in connection with the collection and tabulation of ballots received in connection with this case, and I have taken reasonable steps to ensure that all such records are maintained in the course of BSI’s regularly conducted business activity.  The procedures used to tabulate the ballots are set forth below and are consistent with the terms of the Plan.

THE TABULATION PROCESS

6.     Among other matters, the Approval Order established April 18, 2006 as the record date (the “Record Date”) for determining which holders of Claims and Interests were entitled to vote to accept or reject the Plan.  Only holders of Claims and Interests in Classes 3, 7, 8, 9, 10 and 11 were entitled to vote to accept or reject the Plan.

7.     In order to identify the holders of the Debtors’ stock issues entitled to vote on the Plan, BSI obtained Record Holder listings, as of the Record Date, from the Debtor for the Class 9 Series A Preferred Stock Interests (the “Class 9 Stock”), the Class 10 Series B Preferred Stock Interests (the “Class 10 Stock”) and the Class 11 Outstanding Common Stock Interests (including Warrants and Vested Stock Options) (the “Class 11 Stock”).  The Record Holder lists identified the number of shares of Class 9 Stock, Class 10 Stock and Class 11 Stock held by each record holder.  In addition, based on information provided to BSI by the Debtors, a portion of the outstanding Class 11 Stock is being held through the Depository Trust Company (“DTC”), a Depository and holder of record for various banks and brokers.

8.     Upon information and belief, the sole holder of record entitled to vote on the Plan for both the 13% Senior Subordinated Notes due 2010 issued in 2000 and the 13% Senior Subordinated Notes due 2010 issued in 2002 is DTC.  BSI obtained the security position listing as of April 18, 2006 from the Debtors for both the 13% Senior Subordinated Notes due 2010 issued in 2000 and the 13% Senior Subordinated Notes due 2010 issued in 2002 (collectively, the “Class 7 Notes”).  The security position listings for the Class 7 Notes indicated the face amount of the Class 7 Notes held as of April 18, 2006 by each financial institution, brokerage firm, bank custodian or other authorized nominee (the “Intermediaries”) whose securities are registered or deposited with DTC.

9.     BSI created a voting database reflecting the names and addresses of the record holders of a) the Class 3 and Class 8 Claims, b) the Class 7 Notes, and c) the Class 9 Stock, Class10 Stock and Class 11 Stock.

10.   Using its voting database, BSI prepared labels containing a) the names, addresses, classification and voting amount of the Claims and Interests in the voting classes and b) the names and addresses of all parties in non-voting classes pursuant to the Approval Order.

11.   BSI received and tabulated the ballots as follows:

(i)            Each returned ballot (individually, the “Ballot” and collectively, the “Ballots”) and master ballot (individually, the “Master Ballot” and collectively, the “Master Ballots”) was opened and inspected at BSI’s office.

(ii)           Ballots and Master Ballots were then numbered and date stamped.

(iii)          All Ballots and Master Ballots received by the Voting Deadline were then entered into the voting database and tabulated.

12.   The results of the balloting tabulations and results for Classes 3, 7, 8, 9, 10 and 11 are summarized in Table 1 below and in the chart annexed hereto as Exhibit “A”.  Upon information and belief, the Debtors filed a notice with the Court and served the notice upon certain parties in interest identified in the Approval Order notifying the parties that the Debtors were waiving certain defects in certain of the Ballots and Master Ballots received as of the Voting Deadline (collectively, the “Cured Ballots”) so that such Cured Ballots could be counted in the balloting tabulations.  The information contained in Table 1 below and in the chart annexed as Exhibit “A” was compiled from properly completed Ballots and Master Ballots received by BSI by the Voting Deadline and the Cured Ballots.  Exhibit “A” does not reflect any Ballots and Master Ballots that were not timely received or otherwise failed to conform to the requirements set forth in the Approval Order.  The defects in the Cured Ballots included on Exhibit “A” were waived pursuant to procedure set forth in the Approval Order and so comply with the requirements of the Approval Order.  A schedule of any non-conforming Ballots and

Master Ballots where defects were not cured (the “Non-Conforming Ballots”) is annexed hereto as Exhibit “B”.  Exhibit “B” identifies the name of the entity that cast each such Non-Conforming Ballot, the amount stated on the face of the Non-Conforming Ballot, and the manner in which each such Non-Conforming Ballot failed to conform to the requirements set forth in the voting instructions.  The Non-Conforming Ballots were not included in the balloting tabulations on Exhibit “A”.

TABLE 1:

	TOTAL BALLOTS RECEIVED
	ACCEPT		REJECT
CLASSES	AMOUNT/SHARES	NUMBER	AMOUNT/SHARES	NUMBER
Class 3	$130,939,875.00	2	$0.00	0
Revolving Credit Facility Claims	(100)%	(100)%	(0)%	(0)%
Class 7	$127,051,000.00	66	$7,620,000.00	23
Old Note Claims	(94.34)%	(74.16)%	(5.66)%	(25.84)%
Class 8	$135,732,796.30	10	$0.00	0
Intercompany Claims	(100)%	(100)%	(0)%	(0)%
Class 9	125,472.00	N/A	38.00	N/A
Series A Preferred Stock Interests	(99.97)%		(0.03)%
Class 10	210.00	N/A	0.00	N/A
Series B Preferred Stock Interests	(100)%		(0)%
Class 11	567,375.39	N/A	12,335.00	N/A
Outstanding Common Stock Interests	(97.87)%		(2.13)%

13.     To the best of my knowledge, information and belief, I hereby declare and state that the foregoing information concerning the distribution, submission and tabulation of ballots in connection with the Plan is true and correct.  The ballots received by BSI are stored at BSI’s office and are available for inspection by or submission to this Court.

IN WITNESS WHEREOF, I have executed this Affidavit this 26th day of May 2006.

/s/ Diane Streany

Diane Streany

Sworn to before me this

26th day of May, 2006

/s/ Bridget K. Galerie
Notary Public
Bridget K. Gallerie

EXHIBIT A

Pliant Voting System

Revolving Credit Facility Claims

VENDOR #	CLAIM/	SCHEDULE	PLAN CLASS	CLAIMANT	ELIGIBLE VOTING AMOUNT	TOTAL VOTING AMOUNT	ACCEPT/REJECT	COUNT	BALLOT #	Elects Not To Release (Y, N)

437300		1003077	3	GENERAL ELECTRIC CAPITAL CORPORA	110,939,875.00	110,939,875.00	ACCEPTS		37	YES

713700		90308	3	MORGAN STANLEY SENIOR FUNDING, I	20,000,000.00	20,000,000.00	ACCEPTS		38	YES

TOTAL AMOUNT VOTING:	130,939,875.00
AMOUNT ACCEPTING PLAN:	130,939,875.00
AMOUNT REJECTING PLAN:	0.00

VOTERS ACCEPTING:	2
VOTERS REJECTING:	0

PERCENT AMOUNT ACCEPTING:	100%
PERCENT AMOUNT REJECTING:	0%

PERCENT VOTERS ACCEPTING:	100%
PERCENT VOTERS REJECTING:	0%

BANKRUPTCY SERVICES LLC  -  CLAIMS MANAGEMENT SERVICES

Pliant Voting System

Old Note Claims

VENDOR #	CLAIM/	SCHEDULE	PLAN CLASS	CLAIMANT	ELIGIBLE VOTING AMOUNT	TOTAL VOTING AMOUNT	ACCEPT/REJECT	COUNT	BALLOT #	Elects Not To Release (Y, N)

99500		89198	7A	BANK OF NY	15,395,000.00	15,395,000.00	ACCEPTS*	4	95

99600		93920	7A	BANK OF NY	7,975,000.00	7,975,000.00	ACCEPTS*	1	95

130700		94715	7A	BKNOVASC	2,250,000.00	2,250,000.00	ACCEPTS*	1	13

153800		87639	7A	BROWN BROS	850,000.00	850,000.00	ACCEPTS*	1	74

289700		87610	7A	CUSTDL TR	305,000.00	305,000.00	ACCEPTS*	1	74

454300		91678	7A	GOLDMAN	2,975,000.00	2,975,000.00	ACCEPTS		18

556600		89360	7A	JEFFERIES	2,000,000.00	2,000,000.00	ACCEPTS*	1	110

571400		94704	7A	JPMCBNA	13,380,000.00	13,380,000.00	ACCEPTS*	11	66

571500		93466	7A	JPMCBNA	4,043,000.00	4,043,000.00	ACCEPTS*	8	53

618900		87401	7A	LEHMAN BRO	1,962,000.00	1,962,000.00	ACCEPTS*	2	111

624500		86720	7A	LHMPB (LBI)	7,820,000.00	7,820,000.00	ACCEPTS*	4	111

679200		87343	7A	MELLON TR	1,000.00		ACCEPTS*	1
679200		87471	7A	MELLON TR	21,000.00		ACCEPTS*	1
679200		87471	7A	MELLON TR	400,000.00	422,000.00	**REJECTS***	1	114	YES

838300		89589	7A	PNC BK, NA	350,000.00		**REJECTS***	1		YES
838300		89589	7A	PNC BK, NA	12,000,000.00	12,350,000.00	ACCEPTS*	1	70

838300		94977	7A	PNC BK, NA	29,000,000.00		ACCEPTS*	3
838300		94977	7A	PNC BK, NA	45,000.00	29,045,000.00	**REJECTS***	2	73	YES

996400		93486	7A	SSB&T CO	11,500,000.00		ACCEPTS*	11
996400		93486	7A	SSB&T CO	2,465,000.00	13,965,000.00	**REJECTS***	12	41	YES

996500		87528	7A	SSB&T CO	950,000.00		ACCEPTS*	3
996500		87528	7A	SSB&T CO	4,360,000.00	5,310,000.00	**REJECTS***	7	40	YES

1016300		96147	7A	SUMI TRUST	30,000.00	30,000.00	ACCEPTS*	1	31

1016400		91692	7A	SUMI TRUST	5,000.00	5,000.00	ACCEPTS*	1	30

1025600		90522	7A	SWISS AME	100,000.00	100,000.00	ACCEPTS*	1	52	YES

1089700		88684	7A	UBS SECLLC	1,019,000.00	1,019,000.00	ACCEPTS*	3	93

1089700		91609	7A	UBS SECLLC	7,470,000.00	7,470,000.00	ACCEPTS*	3	94

1131200		90162	7A	WACHO BKNA	6,000,000.00	6,000,000.00	ACCEPTS*	2	115

TOTAL AMOUNT VOTING:	134,671,000.00
AMOUNT ACCEPTING PLAN:	127,051,000.00
AMOUNT REJECTING PLAN:	7,620,000.00

VOTERS ACCEPTING:	66
VOTERS REJECTING:	23

PERCENT AMOUNT ACCEPTING:	94.34%
PERCENT AMOUNT REJECTING:	5.66%

PERCENT VOTERS ACCEPTING:	74.16%
PERCENT VOTERS REJECTING:	25.84%

Pliant Voting System

Intercompany Claims

VENDOR #	CLAIM/	SCHEDULE	PLAN CLASS	CLAIMANT	ELIGIBLE VOTING AMOUNT	TOTAL VOTING AMOUNT	ACCEPT/REJECT	COUNT	BALLOT #	Elects Not To Release (Y, N)

40600		88005	8	ALLIANT COMPANY LLC	1,730,564.87	1,730,564.87	ACCEPTS		56

835700		91141	8	PLIANT CORPORATION	70,326,660.99	70,326,660.99	ACCEPTS		57

836000		95684	8	PLIANT CORPORATION OF CANADA, LT	25,953,739.16	25,953,739.16	ACCEPTS		58

837000		94459	8	PLIANT FILM PRODUCTS GMBH (GERMA	143,738.95	143,738.95	ACCEPTS		64

837300		91519	8	PLIANT INVESTMENT, INC	4,195,302.96	4,195,302.96	ACCEPTS		59

837500		93554	8	PLIANT PACKAGING OF CANADA, LLC	18,240,733.47	18,240,733.47	ACCEPTS		60

837700		95896	8	PLIANT SOLUTIONS CORPORATION	5,999.08	5,999.08	ACCEPTS		61

1093500		92761	8	UNIPLAST HOLDINGS, INC.	0.03	0.03	ACCEPTS		62

1093600		89328	8	UNIPLAST INDUSTRIES CO. (CANADA)	6,352,282.46	6,352,282.46	ACCEPTS		63

1093800		96222	8	UNIPLAST U.S., INC	8,783,774.33	8,783,774.33	ACCEPTS		55

TOTAL AMOUNT VOTING:	135,732,796.30
AMOUNT ACCEPTING PLAN:	135,732,796.30
AMOUNT REJECTING PLAN:	0.00

VOTERS ACCEPTING:	10
VOTERS REJECTING:	0

PERCENT AMOUNT ACCEPTING:	100%
PERCENT AMOUNT REJECTING:	0%

PERCENT VOTERS ACCEPTING:	100%
PERCENT VOTERS REJECTING:	0%

Pliant Voting System

Series A Preferred Stock Interests

VENDOR #	CLAIM/	SCHEDULE	PLAN CLASS	CLAIMANT	ELIGIBLE VOTING SHARES	TOTAL VOTING SHARES	ACCEPT/REJECT	COUNT	BALLOT #	Elects Not To Release (Y, N)

140100		91001	9	BONNIE J. JOHNSON	11.000	11.00	ACCEPTS		5

306000		93975	9	DAVID L. KING	13.000	13.000	ACCEPTS		86

411000		87134	9	FLEXIBLE FILM II, LLC	9,792.000	9,792.000	ACCEPTS		92	YES

411100		90384	9	FLEXIBLE FILM, LLC	74,000.000	74,000.000	ACCEPTS		91	YES

466400		93266	9	GREG E. GARD	35.000	35.000	ACCEPTS		68

551000		93827	9	JAMES B. UNDERWOOD	36.000	36.000	ACCEPTS		7

604900		93050	9	KYLE E. ROSSLER	26.000	26.000	**REJECTS**		6

713400		91339	9	MORGAN STANLEY CUSTODIAN F/B/O D	53.000	53.000	ACCEPTS		14	YES

741600		93845	9	NEW YORK LIFE CAPITAL PARTNERS,	25,000.000	25,000.000	ACCEPTS		43	YES

816800		95602	9	PERRY ACQUISITION PARTNERS-3, L.	4,000.000	4,000.000	ACCEPTS		77	YES

903600		92099	9	ROBERT J. MALTARICH	32.000	32.000	ACCEPTS		80

1131600		94442	9	WACHOVIA	12,500.000	12,500.000	ACCEPTS		4

1164500		87711	9	WILLIAM A. DEVILLING	12.000	12.000	**REJECTS**		16	YES

TOTAL AMOUNT VOTING:	125,510.00
SHARES ACCEPTING PLAN:	125,472.000
SHARES REJECTING PLAN:	38.000

VOTERS ACCEPTING:	11
VOTERS REJECTING:	2

PERCENT SHARES ACCEPTING:	99.97%
PERCENT SHARES REJECTING:	0.03%

PERCENT VOTERS ACCEPTING:	84.62%
PERCENT VOTERS REJECTING:	15.38%

Pliant Voting System

Series B Preferred Stock Interests

VENDOR #	CLAIM/	SCHEDULE	PLAN CLASS	CLAIMANT	ELIGIBLE VOTING SHARES	TOTAL VOTING SHARES	ACCEPT/REJECT	COUNT	BALLOT #	Elects Not To Release (Y, N)

466400		93266	10	GREG E. GARD	6.000	6.000	ACCEPTS		69

475300		89779	10	HAROLD C. BEVIS	180.000	180.000	ACCEPTS		113	YES

864400		86672	10	R. DAVID COREY	18.000	18.000	ACCEPTS		3

903600		92099	10	ROBERT J. MALTARICH	6.000	6.000	ACCEPTS		81

TOTAL AMOUNT VOTING:	210.00
SHARES ACCEPTING PLAN:	210.000
SHARES REJECTING PLAN:	0.000

VOTERS ACCEPTING:	4
VOTERS REJECTING:	0

PERCENT SHARES ACCEPTING:	100%
PERCENT SHARES REJECTING:	0%

PERCENT VOTERS ACCEPTING:	100%
PERCENT VOTERS REJECTING:	0%

Pliant Voting System

Outstanding Common Stock Interests

VENDOR #	CLAIM/	SCHEDULE	PLAN CLASS	CLAIMANT	ELIGIBLE VOTING SHARES	TOTAL VOTING SHARES	ACCEPT/REJECT	COUNT	BALLOT #	Elects Not To Release (Y, N)

99600		94266	11	BANK OF NY	5,200.000	5,200.000	ACCEPTS		36

99600		94266	11	BANK OF NY	4,000.000
99600		94266	11	BANK OF NY	2,500.000
99600		94266	11	BANK OF NY	400.000
99600		94266	11	BANK OF NY	2,633.000	9,533.000	ACCEPTS		96

99600		94266	11	BANK OF NY	250.000	250.000	ACCEPTS		112

113400		91732	11	BEAR STERN	1,500.000	1,500.000	ACCEPTS		47

113400		91732	11	BEAR STERN	1,800.000	1,800.000	ACCEPTS		48

113400		91732	11	BEAR STERN	30.000	30.000	ACCEPTS		49

113400		91732	11	BEAR STERN	4,960.000	4,960.000	ACCEPTS		76

140100		91001	11	BONNIE J. JOHNSON	11.000	11.000	ACCEPTS		11

153900		94848	11	BROWN BROS	747.000	747.000	ACCEPTS		19	YES

306000		93975	11	DAVID L. KING	213.000	213.000	ACCEPTS		87

341800		90073	11	DOUGLAS W. BENGTSON	200.000	200.000	ACCEPTS		39	YES

406500		86773	11	FIRST UNION CAPITAL PARTNERS 200	508.000	508.000	ACCEPTS		9

449100		96103	11	GLENN R. HARSH	89.000	89.000	ACCEPTS		65

466400		93266	11	GREG E. GARD	152.000	152.000	ACCEPTS		67

540100		90595	11	INVSTRS BK	800.000	800.000	ACCEPTS		29

551000		93827	11	JAMES B. UNDERWOOD	170.000	170.000	ACCEPTS		10

571500		92803	11	JPMCBNA	3,500.000	3,500.000	ACCEPTS		26

571500		92803	11	JPMCBNA	3,000.000	3,000.000	ACCEPTS		97

571500		92803	11	JPMCBNA	3,000.000	3,000.000	ACCEPTS		98

571500		92803	11	JPMCBNA	2,500.000	2,500.000	ACCEPTS		99	YES

571500		92803	11	JPMCBNA	5,000.000	5,000.000	ACCEPTS		100	YES

571500		92803	11	JPMCBNA	2,000.000	2,000.000	ACCEPTS		101	YES

571500		92803	11	JPMCBNA	2,000.000	2,000.000	ACCEPTS		102	YES

571500		92803	11	JPMCBNA	3,000.000	3,000.000	ACCEPTS		103

571500		92803	11	JPMCBNA	130.000	130.000	ACCEPTS		104

571500		92803	11	JPMCBNA	160.000	160.000	ACCEPTS		105

VENDOR #	CLAIM/	SCHEDULE	PLAN CLASS	CLAIMANT	ELIGIBLE VOTING SHARES	TOTAL VOTING SHARES	ACCEPT/REJECT	COUNT	BALLOT #	Elects Not To Release (Y, N)

571500		92803	11	JPMCBNA	1,090.000	1,090.000	ACCEPTS		106

571500		92803	11	JPMCBNA	275.000	275.000	ACCEPTS		107

571500		92803	11	JPMCBNA	225.000	225.000	ACCEPTS		108

679300		88980	11	MELLON TR	2,000.000	2,000.000	ACCEPTS		22

679300		88980	11	MELLON TR	500.000	500.000	ACCEPTS		35	YES

679300		88980	11	MELLON TR	500.000	500.000	ACCEPTS		54

679300		88980	11	MELLON TR	1,750.000	1,750.000	ACCEPTS		75

706500		87834	11	MOFFITT CAPITAL, LLC	1,132.000	1,132.000	**REJECTS**		83	YES

713400		91339	11	MORGAN STANLEY CUSTODIAN F/B/O D	53.800	53.800	ACCEPTS		33	YES

741600		93845	11	NEW YORK LIFE CAPITAL PARTNERS,	12,419.000
741600		93845	11	NEW YORK LIFE CAPITAL PARTNERS,	11,393.000	23,812.000	ACCEPTS		42	YES

762200		87493	11	NRTHRN TR	500.000	500.000	ACCEPTS		50	YES

762200		87493	11	NRTHRN TR	3,750.000	3,750.000	ACCEPTS		51

816800		95602	11	PERRY ACQUISITION PARTNERS-3, L.	4,060.000	4,060.000	ACCEPTS		78	YES

817000		94106	11	PERRY PRINCIPALS HOLDINGS, LLC	231.000	231.000	ACCEPTS		79	YES

838300		91234	11	PNC BK, NA	500.000	500.000	ACCEPTS		71

838300		91234	11	PNC BK, NA	975.000	975.000	ACCEPTS		72

903600		92099	11	ROBERT J. MALTARICH	80.000	80.000	ACCEPTS		82

912500		94287	11	RONALD G. MOFFITT IRA	1,700.000	1,700.000	**REJECTS**		84	YES

912500		94287	11	RONALD G. MOFFITT IRA	625.000	625.000	**REJECTS**		85	YES

980900		88950	11	SORENSON CAPITAL, LLC	7,423.000	7,423.000	**REJECTS**		109	YES

987500		95655	11	SOUTHWEST INDUSTRIAL FILMS II, L	43,047.590	43,047.590	ACCEPTS		89	YES

987600		89715	11	SOUTHWEST INDUSTRIAL FILMS, LLC	22,330.000	22,330.000	ACCEPTS		90	YES

987700		87116	11	SOUTHWEST INDUSTRIAL FILMS, LLC	317,306.000
987700		87116	11	SOUTHWEST INDUSTRIAL FILMS, LLC	22,486.000	339,792.000	ACCEPTS		88	YES

996400		94050	11	SSB&T CO	4,000.000	4,000.000	ACCEPTS		27

996400		94050	11	SSB&T CO	3,250.000	3,250.000	ACCEPTS		28

996400		94050	11	SSB&T CO	8,920.000	8,920.000	ACCEPTS		122	YES

VENDOR #	CLAIM/	SCHEDULE	PLAN CLASS	CLAIMANT	ELIGIBLE VOTING SHARES	TOTAL VOTING SHARES	ACCEPT/REJECT	COUNT	BALLOT #	Elects Not To Release (Y, N)

996400		94050	11	SSB&T CO	5,400.000	5,400.000	ACCEPTS		123

996400		94050	11	SSB&T CO	100.000	100.000	ACCEPTS		124

996400		94050	11	SSB&T CO	100.000	100.000	ACCEPTS		125

996400		94050	11	SSB&T CO	650.000	650.000	ACCEPTS		126

996400		94050	11	SSB&T CO	1,000.000	1,000.000	ACCEPTS		127

996400		94050	11	SSB&T CO	4,800.000	4,800.000	ACCEPTS		128

996400		94050	11	SSB&T CO	1,000.000	1,000.000	ACCEPTS		129

996400		94050	11	SSB&T CO	8,867.000	8,867.000	ACCEPTS		130

996400		94050	11	SSB&T CO	400.000	400.000	ACCEPTS		131	YES

996400		94050	11	SSB&T CO	2,500.000	2,500.000	ACCEPTS		132

996400		94050	11	SSB&T CO	90.000	90.000	ACCEPTS		133

996400		94050	11	SSB&T CO	1,405.000	1,405.000	**REJECTS**		134	YES

996400		94050	11	SSB&T CO	6,000.000	6,000.000	ACCEPTS		135

996400		94050	11	SSB&T CO	3,000.000	3,000.000	ACCEPTS		136

1108000		95226	11	US BANK NA	1,700.000	1,700.000	ACCEPTS		23

1108000		95226	11	US BANK NA	8,025.000	8,025.000	ACCEPTS		44

1131600		94442	11	WACHOVIA	6,210.000
1131600		94442	11	WACHOVIA	5,189.000	11,399.000	ACCEPTS		8

1148900		90718	11	WELLS BKNA	250.000	250.000	ACCEPTS		20

1164500		87711	11	WILLIAM A. DEVILLING	50.000	50.000	**REJECTS**		32	YES

TOTAL AMOUNT VOTING:	579,710.39
SHARES ACCEPTING PLAN:	567,375.390
SHARES REJECTING PLAN:	12,335.000

VOTERS ACCEPTING:	65
VOTERS REJECTING:	6

PERCENT SHARES ACCEPTING:	97.87%
PERCENT SHARES REJECTING:	2.13%

PERCENT VOTERS ACCEPTING:	91.55%
PERCENT VOTERS REJECTING:	8.45%

EXHIBIT B

A)          The following ballots were received by Vested Stock Option holders who did not affirm their intention to exercise their stock options.  Accordingly, the following ballots were not counted.

Ballot Number	Creditor	Class	Vested Options	Accept/ Reject	Elects Not to Grant Releases
1	Grant Gamble	11	47	A
2	John Cook	11	42	A
12	Larason, Daniel B.	11	33	A
17	Howard, Kevin	11	24	A
116	Chris Nielsen	11	33.00	A

B)            The following ballots were superseded by a later filed ballot.  Accordingly, the following ballots were not counted.

Ballot Number	Creditor	Class	Shares	Accept/ Reject	Elects Not to Grant Releases
15	New York Life Capital Partners, LP	9	25,000.00	A
21	Investors Bank & Trust	11	800	A
24	New York Life Capital Partners, LP	11	12,419 common stock 11,393 warrants	A

C)            The following ballots were received by creditors whose claims could not be identified.  Accordingly, the following ballots were not counted.

Ballot Number	Creditor	Class	Amount/Shares	Accept/ Reject	Elects Not to Grant Releases
25	Fam Variable Series : Mercury High Current Income	11	4,000.00	A
34	Credit Suisse Asset Mgmt Income Fd.	11	747.00	A	X
117	Ray C. Krause Janet C. Krause Jt Ten	7	$20,000.00	A
118	UBS Global Asset Mgmt as Mgr for UBS High Yield Fund	11	230.00	A
119	UBS Global Asset Mgmt as Mgr for CNP Assur H Y	11	100.00	A
120	JZ CBO (Delaware) LLC	7	$1,000,000.00	A
137	Goldman Sachs Asset Mgmt	11	375.00	A
138	Goldman Sachs Asset Mgmt	7	$125,000.00	A

D)           The following creditors submitted ballots that did not Accept or Reject the Plan.  Accordingly, these ballots were not counted.

Ballot Number	Creditor	Class	Shares	Accept/ Reject	Elects Not to Grant Releases Accept/Reject
45	Stanley B. Bikulege	11	150.00 common 33.4886 warrants	N/A	X
46	Stanley B. Bikulege	9	23.00	N/A	X

E)             The following creditors submitted their votes on an improper form of ballot.  Accordingly, these ballots were not counted.

Ballot Number	Creditor	Class	Amount/Shares	Accept/ Reject	Elects Not to Grant Releases Accept/Reject
121	PNC Bank	11	45.00	R	X
131	State Street Bank & Trust	11	400.00	A	X
132	State Street Bank & Trust	11	2,500.00	A
133	State Street Bank & Trust	11	90.00	A
134	State Street Bank & Trust	11	1,405.00	R	X
135	State Street Bank & Trust	11	6,000.00	A
136	State Street Bank & Trust	11	3,000.00	A